ARTICLES OF AMENDMENT


Form BCA-10.30
(Rev. Jan. 1995)
George H. Ryan
Secretary of State
Department of Business Services
Springfield, IL  62756
Telephone (217) 782-1832

Remit payment in check or money order
payable to "Secretary of State"
The filing fee for articles of amendment - $25.00

1.   CORPORATE NAME: NWS, Inc.

2.   MANNER OF ADOPTION OF AMENDMENT:

    [ ] The following amendment of the Articles of Incorporation was adopted on December 22, 1995 in the manner indicated below. ("X" one box only)

    [ ] By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;

    [ ] By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;

    [ ] By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;

    [ ] By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;

    [ ] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with
         Section 7.10;

    [X] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.

3.   TEXT OF AMENDMENT:

     a. When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments. Article I: The name of the corporation is:



(NEW NAME)
All changes other than name, include on page 2
(Over)

Text of Amendment

     b. (If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)

          SEE ATTACHMENT

     The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows:
     (If not applicable, insert "No change")

     No change

5. (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert "No change")

     No change

     (b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert "No change")

     No change

                                Before Amendment          After Amendment

     Paid-in Capital            $                         $

     (Complete either Item 6 or 7 below. All signatures must be in BLACK INK.)

6. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the fact stated herein are true.

         Dated:  December 22, 1995      NWS, Inc.
         ----------------------------   -------------------------------
                                        (Exact Name of Corporation at date
                                         of execution)

         attested by _______________    by ____________________

         (Signature of Secretary or     (Signature of President or
          Assistant Sec.)                Vice President

         /s/NORMA JOHNSTON, SECRETARY   /s/JAMES E. LaCROSSE, PRESIDENT
         ----------------------------   -------------------------------
         (Type or Print Name and Title) (Type or Print Name and Title)

7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below and type or print name and title.

                                       OR

     If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

     The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

     Dated _______________, 19 ___

     -----------------------------           --------------------------

     -----------------------------           --------------------------

     -----------------------------           --------------------------

NOTES and INSTRUCTIONS

NOTE 1: State the true exact corporate name as it appears on the records of the office of the Secretary of State, BEFORE any amendments herein reported.

NOTE 2: Incorporators are permitted to adopt amendments ONLY before any shares have been issued and before any directors have been named or elected.. (ss. 10.10)

NOTE 3: Directors may adopt amendments without shareholder approval in only seven instances, as follows:

          (a) to remove the names and addresses of directors named in the articles of incorporation;

          (b) to remove to remove the name and address of the initial registered agent and registered office, provided a statement pursuant to ss. 5.10 is also filed;

          (c) to increase, decrease, create or eliminate the par value of the shares of any class, so long as no class or series of shares is adversely affected;

          (d) to split the issued whole shares and unissued authorized shares by multiplying them by a whole number, so long as no class or series is adversely affected thereby;

          (e) to change the corporate name by substituting the word "corporation", "incorporated", "company", "limited", or the abbreviation "corp.", "inc.", "co.", or "ltd." for a similar word or abbreviation in the name, or by adding a geographical attribution to the name;

          (f) to reduce the authorized shares of any class pursuant to a cancellation statement filed in accordance with ss. 9.05; or

          (g) to restate the articles of incorporation as currently amended. (ss. 10.15)

NOTE 4: All amendments not adopted under ss.10.10 or ss. 10.15 require (1) that the board of directors adopt a resolution setting forth the proposed amendment and (2) that the shareholders approve the amendment.

         Shareholder approval may be (1) by vote at a shareholders' meeting (either annual or special) or (2) by consent, in writing, without a meeting.

         To be adopted, the amendment must receive the affirmative vote or consent of the holders of at least 2/3 of the outstanding shares entitled to vote on the amendment (but if class voting applies, then also at least a 2/3 vote within each class is required).

         The  articles  of   incorporation   may  supersede  the  2/3  vote
         requirement by specifying any smaller or larger vote requirement not less than a majority of the outstanding shares entitled to vote and not less than a majority within each class when class voting applies. (ss. 10.20)

NOTE 5: When shareholder approval is by consent, all shareholders must be given notice of the proposed amendment at least 5 days before the consent is signed. If the amendment is adopted, shareholders who have not signed the consent must be promptly notified of the passage of the amendment. (ss.ss. 7.10 & 10.20)

C-173.9

ATTACHMENT TO ARTICLES OF AMENDMENT
FOR NWS, INC, DATED DECEMBER 22, 1995

     The Articles of Incorporation of NWS, Inc. shall be amended ** and restated as follows:

A.       1.   The corporate name is:  NWS, Inc.

         2.   Registered agent:   Andrew D. James
              Registered office:  225 W. Washington Street
                                  Suite 2400
                                  Chicago, Illinois  60606

         3. The purposes for which the corporation is organized are the transaction of any or all lawful business for which corporations may be incorporated under the Illinois Business Corporation Act of 1983, as amended.

         4.** Paragraph 1:  Authorized Shares, Issued Shares and Consideration
              Received.

                                          Number of
                       Par Value           Shares          Number of
Class                  Per Share         Authorized       Shares Issued    Paid-In-Capital
-----                  ---------         ----------       -------------    ---------------
Common Voting            $.01               200,000          88,256*       $16,757,780.00*

Common Non-voting        $.01            10,000,000             0
                       ---------         ----------       -------------    ---------------

       TOTAL                             10,200,000          88,256*       $16,757,780.00*

*Issued Shares and Paid-in-Capital on record with Secretary of State is currently 66,909 and $12,701,850.00, respectively; the difference being additional shares issued and paid-in capital received during the current anniversary year, which will be reported on Form 14.30 with the corporation's Annual Report due on June 1, 1996.

**Denotes provisions being amended.

     Paragraph2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:

     Cumulative voting rights shall be denied. The terms, preferences, limitations and relative rights of shares of Voting Common Stock and shares of Non-voting Common Stock, including rights to distribution and liquidation proceeds, shall be identical, as provided by the Illinois Business Corporation Act of 1983, as amended, except that: (i) the holders of the outstanding shares of Voting Common Stock shall have exclusive and unlimited voting rights and shall be entitled to one (1) vote per share on each matter submitted, or required to be submitted, to a vote of the shareholders of the corporation, and
(ii) the holders of the outstanding shares of the Non-voting Common Stock shall not be entitled to any voting rights and shall not be entitled to any notice of any meetings of the shareholders or to any notice of any other action requiring the vote, consent, approval or other action of the shareholders of the Corporation, except as expressly required otherwise by the Illinois Business Corporation Act of 1983, as amended.

B. The date of incorporation of NWS, Inc. is June 14, 1991.